UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On October 3, 2012, Eagle Rock Operating, L.P., a Texas limited partnership (“EROLP”) and an indirect, wholly-owned subsidiary of Eagle Rock Energy Partners, L.P. (the “Partnership,” and together with EROLP, “Eagle Rock”), entered into an amendment (the “Amendment”) to that certain Brookeland Gas Facilities Gas Gathering and Processing Agreement, as amended (the “Base Agreement”) with Anadarko E&P Company, LP (“Anadarko”), effective April 1, 2012. Pursuant to the Base Agreement, Anadarko delivers to Eagle Rock for gathering and processing the total volume of natural gas produced from wells drilled in an approximately 1.1 million acre life-of-lease dedication located primarily in Newton, Jasper, Sabine, St. Augustine and Angelina counties in Texas, and Beauregard and Vernon Parishes in Louisiana, for which Eagle Rock receives a processing fee.

The Amendment, among other things, (i) obligates Anadarko to deliver to Eagle Rock for gathering and processing the total volume of natural gas produced from wells drilled in an additional approximately 800,000 acre 10-year dedication in Allen, Beauregard, Evangeline, Rapides and Vernon Parishes, Louisiana, (ii) changes the fee structure for all new wells spud on or after April 1, 2012 by Anadarko on the dedicated lands (inclusive of both the lands dedicated under the Base Agreement and the Amendment) to provide for a fixed gathering fee arrangement (rather than a commodity-price sensitive processing fee), and (iii) revises the mechanism that provides for Eagle Rock's recovery of capital expenditures for connecting its pipelines to Anadarko-operated wells spud on or after April 1, 2012. The natural gas from all wells on the dedicated acreage is currently gathered and delivered into Eagle Rock's Brookeland gathering system and plant for processing and treating.

The foregoing descriptions of the terms of the Base Agreement and the Amendment are not complete and are qualified in their entirety by reference to the Base Agreement, attached as Exhibit 10.7 to Amendment No. 5 to the Partnership's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 26, 2006 (File No. 333-134750), and the Amendment, a redacted copy of which is attached hereto as Exhibit 10.1. The Partnership has requested confidential treatment for portions of the Amendment. The Base Agreement and the Amendment, as filed with the Securities and Exchange Commission, are incorporated by reference herein.

Item 7.01.     Regulation FD Disclosure

On October 3, 2012, the Partnership issued a press release announcing its entrance into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and the attached Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

10.1*
Amendment to Brookeland Gas Facilities Gas Gathering and Processing Agreement by and between Anadarko E&P Company LP, successor to RME Petroleum Company and Union Pacific Resources Company producing division, and Eagle Rock Operating, L.P., successor to Duke Energy Field Services, LP, Duke Energy Field Services, Inc. and Union Pacific Resources Company, processing division, effective April 1, 2012.

99.1	Press Release of Eagle Rock Energy Partners, L.P. dated October 3, 2012.

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* Confidential treatment has been requested with respect to portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and these confidential portions have been redacted from the filing made herewith. A complete copy of this exhibit, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:    Eagle Rock Energy GP, L.P.
its general partner

By:    Eagle Rock Energy G&P, LLC
its general partner

Date: October 3, 2012
By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel